JOHN HANCOCK TRUST
John Hancock Asset Management
a division of Manulife Asset Management (North America) Limited
(formerly, MFC Global Investment Management (U.S.A.) Limited)
     AMENDMENT made as of this 25th day of March, 2011 to the Subadvisory Agreement dated May 1, 2003, as amended (the “Amendment”), between John Hancock Investment Management Services, LLC , a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (North America) Limited, a Canadian corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A

Appendix A of the Agreement, “Compensation of Subadviser”, is hereby amended and restated to:
a.	To add the subadvisory fee for the following Portfolios:
i.	Lifestyle Growth PS Series

ii.	Lifestyle Moderate PS Series

iii.	Lifestyle Balanced PS Series

iv.	Lifestyle Conservative PS Series (collectively, “Lifestyle PS Series”)
2.	EFFECTIVE DATE
     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Trust (the “Trust”) and (ii) execution of the Amendment.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

John Hancock Investment Management Services, LLC

By:

Name:
Title:

John Hancock Asset Management a division of Manulife Asset Management (North America) Limited

By:

Name:
Title:

APPENDIX A
     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below and shall manage the portion of each Portfolio’s assets assigned to it from time to time by the Adviser. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Portfolio	All Asset Levels
American Fundamental Holdings Trust
American Global Diversification Trust
Core Balanced Strategy Trust
Core Diversified Growth & Income Trust
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Strategy Trust
Lifestyle Trusts
Lifecycle Portfolios
Lifestyle PS Series

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
500 Index Trust	0.020%	0.010%

Excess Over
Portfolio	First $500 Million	$500 Million
500 Index Trust B

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Mid Cap Index Trust

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Money Market Trust

Excess Over
Portfolio	First $500 Million	$500 Million
Money Market Trust B

Excess Over
	First $2.5 billion	$2.5 billion of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Optimized All Cap Trust

		Next $500 Million	Excess Over
	First $500 Million	of Aggregate Net	$1 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Optimized Value Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Small Cap Index Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Smaller Company Growth Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Total Stock Market Index Trust

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
International Index Trust

*	The term Aggregate Net Assets includes the portion of the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes with respect to each Portfolio the portion(s) of the net assets of one or more other portfolios managed by the Subadviser as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)	Other Portfolio(s)
500 Index Trust	Index 500 Fund, a series of John Hancock Funds II
500 Index Trust B	N/A
Active Bond Trust	N/A
American Fundamental Holdings Trust	N/A
American Global Diversification Trust	N/A
Core Diversified Growth & Income Trust	N/A
Lifecycle Portfolios	N/A
Lifestyle Trusts	N/A
Lifestyle PS Series	N/A
Mid Cap Index Trust	Mid Cap Index, a series of John Hancock Funds II
Money Market Trust	Money Market Fund, a series of John Hancock Funds II
Money Market Trust B	N/A
Pacific Rim Trust
Optimized All Cap Trust	Optimized All Cap Fund, a series of John Hancock Funds II
Optimized Value Trust	Optimized Value Fund, a series of John Hancock Funds II
Small Cap Index Trust	Small Cap Index Fund, a series of John Hancock Funds II
Small Cap Intrinsic Value Trust	N/A
Total Stock Market Index Trust	Total Stock Market Index Fund, a series of John Hancock Funds II
Smaller Company Growth Trust	Smaller Company Growth Fund, a series of John Hancock Funds II

Trust Portfolio(s)	Other Portfolio(s)
Core Balanced Strategy Trust	Not Applicable
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Strategy Trust
International Index Trust
     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to the quotient of (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the portion of the net assets of the Portfolio managed by the Subadviser. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
      If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.